UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2009

Cinnabar Ventures, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-145443	98-0585450

(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

17595 S. Tamiami Trail, Suite 200 Fort Myers, FL 33908
(Address of Principal Executive Office) (Zip Code)

239-561-3827
(Registrant’s telephone number, including area code)
360 Main Street Washington, VA 22747
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

See Item 2.01 below.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On October 14, 2009 (the “Closing Date”), Richard Granville, individually (“Granville” or the “Purchaser”), acquired the majority of the issued and outstanding common stock of Cinnabar Ventures, Inc., a Nevada corporation (the “Company”), from Belmont Partners, LLC, a Virginia limited liability company (“Belmont” or the “Seller”), in accordance with a common stock purchase agreement (the “Stock Purchase Agreement”) by and among Granville, Belmont and the Company.  On the Closing Date, pursuant to the terms of the Stock Purchase Agreement, Granville acquired five million (5,000,000) shares of the Company’s issued and outstanding common stock representing approximately 78.86% of the Company’s issued and outstanding common stock, for a total purchase price of one hundred and ninety five thousand dollars ($195,000.00), seventy thousand dollars ($70,000.00) of which has already been paid and one hundred and twenty five thousand dollars ($125,000.00) of which will be paid back pursuant to the terms of the promissory note referenced in the Stock Purchase Agreement and attached hereto as Exhibit 10.2 (the “Promissory Note”)  (collectively, the “Purchase Price”).

Business

Pursuant to the change in control of the Company, the Company has changed its business plan, as set forth below:

Cinnabar will become a new economy technology company that develops technologies and relationships for Web-OS systems in the cloud computing space. Interactive Media and online advertising will also be a focus of the Company. Cinnabar will also invest in other technologies such as device and systems management platforms as well as companies with high growth potentials in search, social networking, e-com and wireless communications. Cinnabar currently is in acquisition mode to build our business model around like and kind businesses with seamless vertical integrations into our long term business plan. Cinnabar will also licenses brands, domains and content for distribution across our network platforms for wireless devices and traditional content distribution channels.

Item 5.01  Changes in Control of Registrant

On the Closing Date, pursuant to the terms of the Agreement, Granville purchased a total of five million (5,000,000) shares of the issued and outstanding common stock of the Company, representing (78.86%) of the total issued and outstanding stock of the Company, from Belmont.  In exchange for the controlling shares of the Company, Granville agreed to pay the Purchase Price, as referenced in Item 2.01 above.

In connection with the change in control, the Company changed the location of its executive offices to 17595 S. Tamiami Trail, Suite 200, Fort Myers, FL 33908.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Resignation of Directors/Officers

Effective immediately upon the consummation of the transactions contemplated by the Stock Purchase Agreement, Joseph Meuse tendered his resignation from all offices held in the Company.  He has remained on as a director.

(b) Appointment of Directors and Officers

The following persons were appointed as our executive officers and directors. Directors are elected to hold offices until the next annual meeting of Shareholders and until their successors are elected or appointed and qualified. Officers are appointed by the board of directors until a successor is elected and qualified or until resignation, removal or death.

Name	Age	Position
Richard Granville	40	Chief Executive Officer, President and Chairman

The business experience of Richard Granville during the past five years is as follows:

Richard Granville, Chief Executive Officer, Chairman.

Mr. Granville, age 40, has over twenty years experience in new technology development, sales and marketing experience.  From November 2008 to present Mr. Granville has served as the Managing Partner of Yippy Partnership Group.  From November 2006 to September 2008, Mr. Granville served as Chief Executive Officer of Jack9 Entertainment, Inc (“Jack9”).  Jack9 was one of the most successful IPTV units online and achieved under his direction a top 250 web property.  From March 2003 to October 2006, Mr. Granville served as President of Southpaw, Inc.  Mr. Granville swiftly brought the company to profitability and spun off another successful business Southpaw Stucco and Stone.  From June 2001 to March 2003 Mr. Granville served as President of Granville Management Services.  Mr. Granville spent this period helping small emerging businesses in the “Green” technologies sector.  Mr. Granville invested time and capital into Green home technology and automation, alternative energy research and grid management in the United States, Dominican Republic, Canada and Mexico.  Mr. Granville also worked with data delivery systems over high power tension wires in Europe during this same period.  Mr. Granville also served as the Chairman and CEO of Grace Development, Inc. one of the most successful reverse mergers of the “dot com” era.  Mr. Granville took the company to nearly a billion dollar market cap before turning the company over to Ben Holcomb, the former President of Bell South International in February 2000.

During the past five years, none of our officers, directors, promoters or control persons has had any of the following events occur:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

•
being subject to any order, judgment or decree, not substantially reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking business; and

•	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Family Relationships

None.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01  Financial Statement and Exhibits.

(a)	Exhibits.

10.1 10.2	Common Stock Purchase Agreement dated October 14, 2009 by and between Granville and Belmont. Promissory Note dated October 14, 2009 by and between Granville and Belmont.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cinnabar Ventures, Inc.
(Registrant)

Date:	October 16, 2009	/s/ Richard Granville
Name: Richard Granville
Title: Chief Executive Officer